Exhibit 99.1
Hunt Construction is currently installing a Zimmerman tower dryer which will allow FUEL to dry local corn. The system can dry 10,000 bushels per hour from a moisture level of 20% down to 15%. The large bin is sealed to help retain dust and particulates while the internal mounting provides the added benefit of ultra quiet operation. The patented grain turners in each column ensure even drying as the recycled heat from the cooling grain results in significant savings.
“We are excited about the impact this dryer may have on local farmers as it is a substantial building block in forming our local grain infrastructure,” said Tommy Dollar, FUEL’s chairman. FUEL anticipates that it will begin offering new crop fall contracts beginning in July.
Director of Grain Marketing
On May 28, Brad Kusterman began his job as FUEL’s Director of Grain Marketing and Feed Ingredient Sales. Brad has over 22 years experience in the grain industry including 17 years as Vice President of LittleJohn Grain in Martinsville, Illinois where he oversaw all operations for a five -facility grain operation which handled 12 million bushels.
He and his wife, Teri, are originally from Illinois. They have three grown sons, Adam, Ryan and Taylor.
In My Opinion...
Dr. Matt Waters was raised in Camilla, GA and is currently a faculty member at the Univ. of South Florida. He has a PhD from the Univ. of North Carolina at Chapel Hill in Environmental Sciences and Engineering and his research investigates the impacts of humans, environment and climate on freshwater ecosystems.
When someone begins a consideration of automotive energy in the United States, he or she will discover a volume of information that is exhausting. As a result, this article is not an attempt to be thorough in my description or consideration of every facet of ethanol as a mobile energy source. It is my purpose to provide two solid reasons that the use of ethanol is a worthy and viable alternative to the use of fossil fuels. As a college professor in the area of environmental science, I present an argument to my classes each semester for the use of ethanol in our vehicles. The following is a summation of the two points that I ask them to consider.
First, ethanol can share the current infrastructure of the fossil fuel industry. The industrial machine that is automobile energy is made up of tanker trucks, gas stations, combustible engines and cars that hold gallons of liquid fuel. Ethanol utilizes the same infrastructure. Similar pumps are used; tankers that currently haul fossil fuels could be modified to carry ethanol; combustible engines can run on ethanol and car fuel tanks can accept ethanol. Our historic investment in this infrastructure would not go to waste, which results in an invisible transition from fossil fuels to ethanol by the consumer. People as a society and as hardworking individuals do not like change. The use of ethanol as mobile energy minimizes the change with the benefits of being locally produced and carbon neutral.
Second, one must consider the role of ethanol within the realm of global climate and carbon. Regardless of what one may think of historic climate variability, when looking at the global carbon budget, ethanol is more beneficial to the planet than fossil fuels. The global carbon budget is an extremely complex biogeochemical framework that many scientists spend lifetimes attempting to understand. Still, the comparison between ethanol and fossil fuels within this framework is possible. Living organisms respire carbon as carbon dioxide. Conversely, plants remove carbon from the atmosphere and use it to build biomass. The production and consumption of carbon dioxide in this fashion is very close to being an equal exchange. The production of ethanol using grown biomass fits into this exchange thus giving ethanol the title of “carbon neutral”. On the other hand, fossil fuels are a stored sink of carbon that natural processes have “removed” from the carbon budget. Our transportation of this carbon from the ground and releasing it into the atmosphere through our automobiles offsets the carbon dioxide exchange mentioned above. As a result, production out weighs consumption and carbon dioxide levels increase. By using ethanol we would be closer to fuel independence as well as leaving the natural sinks of carbon stored in the ground.
The alternatives to fossil fuels (ethanol, hydrogen, batteries) are increasing in popularity within the general public. Hydrogen does not fit our current infrastructure and batteries are lacking in highway efficiency not to mention the disposal of batteries is one of the greatest environmental concerns today. Ethanol shares our fossil fuel infrastructure and is carbon neutral. It is a quick response to a problem that needs to be immediately resolved.

Construction is proceeding according to schedule with no anticipated shortages of labor or material. Grains: The grain handling area is about 55% complete. Grain transport equipment is being installed and the main bucket elevators and drags are in place. Fagen is running the electrical service from the completed motor control center to the various motors. The receiving building is complete and the dried distillers’ grains loaders have been installed. The wet corn dryer has been erected. Fermentation: All major equipment is installed. Piping, electrical and instrumentation is continuing and is about 85% complete. Process: All major equipment is installed. Piping, electrical and instrumentation is ongoing and is about 75% complete. Siding and roofing is nearly complete on the building. Energy Center: All major equipment is installed. Siding is complete and roofing is about 50% complete. The area is about 60% complete with piping, instrumentation and electrical work ongoing. The wet distillers’ grains loader and deck has been installed. Owner’s Scope: The rail system is complete with only punch list items remaining. The process well drilling is complete and pumps have been set. Underground water piping leak testing is essentially complete with a final pressure check on the fire main scheduled for June 2. The Georgia Power sub-station was energized on May 15 and Fagen has converted about 90% of the site electrical load to the permanent power supply. Southern Concrete certified that the bridge construction met specifications. Personnel: Dewaine Keylon was hired as Maintenance Manager. The Georgia Department of Labor has vetted about 415 candidates for the 33 open Process Technician positions. Resumés have been received from Laboratory Manager candidates.
Food vs. Fuel vs. Facts A family of four in 2007 spent $9,828 on food (USDA) and $4,549 on gasoline (EIA). In 2008, if there were no biofuel, food expenditure for the family would have been $24 lower. Yes, biofuels cost a family of four $24 in higher food costs, according to the Council of Economic Advisor Ed Lazear. Biofuel, however, lowers what that family of four pays for gasoline. If you heard a media report that all oil from Nigeria, the U.S. 6th largest oil exporter, was being embargoed by John McCain, what do you suppose it would do to the U.S. oil market? U.S. biofuel production equals oil imports from Nigeria. The price of gasoline would soar, wouldn’t it? In both aggregate supply and refinery capacity, ethanol lowers the price of gasoline. If biofuel was eliminated, that family of four would pay more for gasoline, $560 a year more according to LECG economist John Urbarchuk, $784 a year according to Merrill Lynch research and possibly even $1616 more per year in a worst case scenario calculated by ISU’s Center for Ag And Rural Development. The family of four would save $24 on food and spend from $536-1592 more on gasoline without ethanol and biofuel. Without ethanol to lower fuel costs, higher fuel costs would raise food prices more than biofuels have.
Source: The CommStock Report
This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”).
Changes in our business strategy, capital improvements or development plans; Construction delays and technical difficulties in constructing the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; and Competition from alternative fuel additives.
Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.